Exhibit 107

Calculation of Filing Fee Table

Form S-4

(Form Type)

PowerUp Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	Other	8,991,229	(1), (2), (3)	$10.91	(4)	$98,094,308	(2)	0.00014760	$14,479	(3)
	Equity	Warrants to purchase Common Stock	Other	14,375,000	(5)	-		-	(6)	-	-
	Equity	Common Stock, par value $0.0001 per share	Other	14,000,000	(7)	0.00033		4,467	(8)	0.00014760	0.69
	Equity	Common Stock, par value $0.0001	Other	3,000,000	(9)	10.91	(4)	32,730,000		0.00014760	$4,831
Fees Previously Paid	-	-	-	-		-		-		-	-
Carry Forward Securities
Carry Forward Securities	-	-	-	-		-		-		-	-		-	-	-
	Total Offering Amounts										$19,311
	Total Fees Previously Paid										-
	Total Fee Offsets										-
	Net Fee Due										$19,311

(1) Upon the closing of the business combination (the “Business Combination”) described in the proxy statement/prospectus which forms a part of the Registration Statement on Form S-4 with which these Calculation of Filing Fee Tables are filed as Exhibit 107, the name of the registrant will be changed to “Visiox Holdings, Inc.”

(2) Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(3) The number of shares of common stock of being registered represents (i) the number of Class A ordinary shares issued by PowerUp Acquisition Corp. (the “PowerUp Class A ordinary shares”) pursuant to the Registration Statement on Form S-1 (333-261941) (the “IPO Registration Statement”) in its initial public offering, less shares that have been redeemed prior to the date of this proxy statement/prospectus, and (ii) inclusive of the PowerUp Class A ordinary shares issued in May 2023 upon conversion of outstanding Class B ordinary shares of PowerUp. The PowerUp Class A ordinary shares automatically will be converted by operation of law into shares of Common Stock of Visiox Holdings, Inc. in the Domestication described in the proxy statement/prospectus.

(4) Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares on The Nasdaq Global Market on January 24, 2024 in accordance with Rule 457(f)(1).

(5) Represents the number of redeemable warrants issued by PowerUp Acquisition Corp in its initial public offering registered on Form S-1 (SEC File No. 333-261941) (including redeemable warrants included in units), which, as a result of the Business Combination, will become warrants to acquire the same number of shares of the registrant at the same price and on the same terms.

(6) No registration fee is required pursuant to Rule 457(g) under the Securities Act.

(7) The number of shares being registered represents the maximum number of shares of the registrant’s Common Stock that are expected to be issued in connection with the Business Combination, and assumes that the maximum number of earnout shares are ultimately issued.

(8) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933, as amended. Visiox, Inc. (“Visiox”) is a private company, no market exists for its securities, and Visiox has an accumulated deficit. Therefore, the proposed maximum aggregate offering price of Visiox shares is one-third of the aggregate par value of the Visiox shares expected to be exchanged in the Business Combination.

(9) Represents shares that will be issued to Sponsor as partial consideration for extending a bridge loan to Visiox and a separate working capital loan to Visiox.